Exhibit 99.1

           Press Release for FirstBank NW Corp. dated November 6, 2006

Press Release                                          FirstBank NW Corp. (FBNW)

Company Release - 11/6/06
________________________________________________________________________________

                        FIRSTBANK NW CORP. REPORTS STRONG
                             SECOND QUARTER RESULTS

         Highlights for the Second Fiscal Quarter 2007:

         o Diluted earnings per share growth of 29.7% to $0.48 per common share compared to the second fiscal quarter one year ago.
         o Pro forma diluted earnings per share growth of 37.8% to $0.51 per common share before merger related expenses compared to the second fiscal quarter one year ago.
         o        Net loans receivable growth of 12.7% year over year.
         o        Deposit growth of 12.8% year over year.
         o Net interest margin increased 20 basis points to 4.78% compared to the second fiscal quarter one year ago.

CLARKSTON, WA - November 6, 2006 - FirstBank NW Corp. (the Company) (NasdaqGM:
FBNW) today announced another quarter of strong financial results. On June 5, 2006, FirstBank NW Corp. announced the signing of a definitive agreement in connection with the proposed merger of FirstBank NW Corp. and Sterling Financial Corporation. Merger related expenses of $145,000, tax effected, are reflected in the Statement of Income for the quarter ended September 30, 2006. For the quarter ended September 30, 2006, diluted earnings per share increased 29.7% to $0.48 compared to $0.37 for the same quarter last year. Net income for the quarter increased 31.7% to $3.0 million compared to $2.3 million for the same quarter a year ago. At September 30, 2006, net average loans receivable was 12.2% higher than a year ago, and grew at a 14.6% linked-quarter pace (annualized) during the second fiscal quarter of 2007. Similarly, average deposit balances as of September 30, 2006 were 11.4% higher than the quarter ended September 30, 2005 and increased at a 29.6% linked-quarter pace (annualized) during the second fiscal quarter of 2007.

For the second fiscal quarter of 2007, the Company's return on average tangible equity was 18.64% compared to 16.06% for the quarter ended September 30, 2005, while the return on average assets was 1.35% for the current quarter compared to 1.07% for same quarter one year ago. Pro forma return on average tangible equity was 19.55% and pro forma return on average assets was 1.41% for the quarter ended September 30, 2006, which reflects performance before merger related expenses (tax effected) incurred during the quarter. The net interest margin was higher for the quarter ended September 30, 2006, at 4.78% compared to 4.58% for the quarter ended September 30, 2005.

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. FirstBank believes that providing non-GAAP financial measures provides investors with information useful in understanding our financial performance. FirstBank provides measures based on "Pro forma net income", which exclude merger related expenses. Pro forma net income per basic and diluted share is calculated by dividing pro forma net income by the same basic and diluted share total used in determining basic and diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the following financial table or where the non-GAAP measure is presented.

                                                        Three Months Ended       Three Months Ended
                                                        September 30, 2006       September 30, 2005
                                                        ------------------       ------------------
                                                       (Dollars in thousands, except per share data)
Net income                                                 $         2,964          $         2,250
Add back: Merger related expenses, net of tax                          145                        0
                                                           ---------------          ---------------
Pro forma net income                                       $         3,109          $         2,250
                                                           ===============          ===============

Earnings per share - basic:
  Net income                                               $          0.50          $          0.38
  Pro forma net income                                     $          0.52          $          0.38
Earnings per share - diluted:
  Net income                                               $          0.48          $          0.37
  Pro forma net income                                     $          0.51          $          0.37

LOAN GROWTH AND CREDIT QUALITY:

At September 30, 2006, net loans receivable totaled $671.2 million, up $75.5 million, or 12.7%, from $595.7 million a year ago and up $38.7 million from $632.5 million at our fiscal year ended March 31, 2006.

Non-performing assets totaled $1.6 million, or 0.18% of total assets, at September 30, 2006 compared to $2.1 million, or 0.26% of total assets, at September 30, 2005, and $1.2 million, or 0.14% of total assets, at our fiscal year ended March 31, 2006. Net loan charge-offs for the second fiscal quarter were $67,000 compared to the same quarter a year ago of $57,000, and $618,000 for the quarter ended March 31, 2006.

The reserve for losses on loans and loan commitments to total loans decreased to 1.28% of net loans at September 30, 2006 from 1.37% at September 30, 2005, and was essentially unchanged from 1.29% at March 31, 2006. The decrease in the percentage reserve for losses on loans and loan commitments to total loans was primarily the result of the charge off of a larger agricultural loan during the fourth quarter of fiscal 2006 and the growth in our loan portfolio, partially offset by additions to the reserve. Loan loss provision expense was $165,000 for the quarter ended September 30, 2006, $272,000 for the quarter ended September 30, 2005, and $237,000 for the quarter ended March 31, 2006. Management believes the reserve is at an appropriate level considering the credit quality demonstrated, loan loss histories, and prevailing economic conditions.

FUNDING:

Deposit balances as of September 30, 2006 increased $72.0 million, or 12.8%, to $633.4 million from $561.4 million at September 30, 2005. At September 30, 2006, total branch deposits were $587.6 million, consisting of $354.6 million, or 60.3% in core deposits and $233.0 million, or 39.7% in time deposits. At September 30, 2005, there were $519.3 million in total branch deposits, which consisted of $321.1 million, or 61.8% in core deposits and $198.2 million, or 38.2% in time deposits. Brokered deposits at September 30, 2006 totaled $45.8 million as compared to $42.1 million a year ago, an increase of $3.7 million. Federal Home Loan Bank (FHLB) and other borrowings at September 30, 2006 totaled $151.2 million compared to $160.6 million a year ago, a decrease of $9.4 million.

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

NET INTEREST MARGIN AND INTEREST RATE RISK:

The Company's net interest margin was 4.78% for the second fiscal quarter of 2007 compared to 4.58% for the quarter ended September 30, 2005. The flattening of the yield curve continues to pressure the net interest margin, however, the Company's asset sensitivity continues to accommodate timely market pricing as the cost of deposits and borrowed funds continues to increase. Yields on earning assets increased by 95 basis points to 8.06% compared to 7.11% for the quarter ended September 30, 2005. Meanwhile, the average rate paid on total deposits and borrowed funds increased 87 basis points to 3.39% compared to 2.52% for the quarter ended September 30, 2005.

NON-INTEREST INCOME AND EXPENSE:

Non-interest income for the quarter ended September 30, 2006 was $1.7 million compared to $1.8 million for the quarter ended September 30, 2005. Non-interest income is primarily the result of gain on sale of loans and transaction account fees.

Non-interest expense for the quarter ended September 30, 2006 compared to the quarter ended September 30, 2005 remained unchanged at $6.4 million. Total non-interest expense related to merger activities was $239,000, or $145,000 tax effected, for the quarter ended September 30, 2006.

CAPITAL:

At September 30, 2006, the Tier 1 capital of FirstBank Northwest, FirstBank's wholly-owned subsidiary, was $63.1 million, or 7.4% leverage ratio based on average assets, and total risk-based capital was $74.3 million, or 11.3% risk-based capital ratio based on risk-weighted assets.

PROPOSED MERGER:

FirstBank NW Corp. and Sterling Financial Corporation announced on June 5, 2006 that they have entered into a definitive agreement to merge FirstBank NW Corp. into Sterling Financial Corporation. The transaction is expected to close in the last calendar quarter of 2006 (pending FirstBank shareholder and regulatory approval and the satisfaction of certain other conditions). Under the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both companies, each share of FirstBank common stock will be converted into the right to receive 0.789 shares of Sterling common stock and $2.55 in cash, subject to certain conditions.

CASH DIVIDEND:

On September 13, 2006, FirstBank NW Corp. announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share. The dividend was paid on October 11, 2006 to shareholders of record as of the close of business on September 27, 2006.

BUSINESS STRATEGY:

FirstBank NW Corp. (headquartered in Clarkston, Washington) is the holding company for FirstBank Northwest, a Washington state chartered savings bank founded in 1920, and has a track record of consistent above-average growth and improving profitability, operating in the rural markets of eastern Oregon, eastern Washington and central Idaho, in addition to the larger and growing markets of Boise and Coeur d'Alene, Idaho and Spokane, Washington. FirstBank Northwest is focused on each community served, striving to deliver competitive financial products and services through exceptional customer service standards,

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

local expertise and leadership. FirstBank Northwest operates 20 branch locations in Idaho, eastern Washington and eastern Oregon, in addition to loan centers in Lewiston, Coeur d'Alene, Boise and Nampa, Idaho, Spokane, Washington, and Baker City, Oregon. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sterling has filed with the Securities and Exchange Commission a registration statement on Form S-4, and FirstBank has mailed a proxy statement/prospectus to its security holders, containing information about the proposed merger transaction. Investors and security holders of Sterling and FirstBank are urged to read the proxy statement/prospectus and other relevant materials because they contain important information about Sterling, FirstBank and the proposed merger. In addition to the registration statement that was filed by Sterling and the proxy statement/prospectus that was mailed to the security holders of FirstBank, Sterling and FirstBank file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the Securities and Exchange Commission at its website at www.sec.gov. The documents filed by Sterling may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by FirstBank may also be obtained by requesting them in writing at FirstBank NW Corp., 1300 16th Avenue, Clarkston, WA 99403 or by telephone at (509) 295-5100. In addition, investors and security holders may access copies of the documents filed with the Securities and Exchange Commission by FirstBank on its website at www.fbnw.com.

Sterling, FirstBank and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of FirstBank with respect to the transactions contemplated by the proposed merger. Information regarding Sterling's officers and directors is included in Sterling's proxy statement for its 2006 annual meeting of shareholders filed with the Securities and Exchange Commission on March 24, 2006. Information regarding FirstBank's officers and directors is included in FirstBank's proxy statement for its 2006 annual meeting of shareholders. A description of the interests of the directors and executive officers of Sterling and FirstBank in the merger is set forth in FirstBank's proxy statement/prospectus and other relevant documents filed with the Securities and Exchange Commission.


FORWARD LOOKING STATEMENTS:

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management' expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, and achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the real estate market in Washington, Idaho and Oregon, the demand for mortgage loans, competitive conditions between banks and non-bank financial service providers, regulatory changes, costs of implementing additional securities requirements, requirements of the Sarbanes Oxley Act of 2002, the risk that the proposed merger with Sterling may not be approved by shareholders of FirstBank or the necessary regulatory approvals are not obtained, the risk that other closing conditions of the proposed merger are not satisfied, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2006. Forward-looking statements are effective only as of the date they are made and the Company assumes no obligation to update this information.

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

                               FIRSTBANK NW CORP
            (unaudited) (dollars in thousands except per share data)

FINANCIAL HIGHLIGHTS
                                                                Three Months Ended                  Six Months Ended
                                                                   September 30,                      September 30,
                                                               2006            2005               2006            2005
                                                           ------------    ------------       ------------    ------------
Interest Income                                            $     16,004    $     12,998       $     31,088    $     25,138
Interest Expense                                                  6,696           4,765             12,835           9,093
Provision for Loan Losses                                           165             272                537           1,140
                                                           ------------    ------------       ------------    ------------
Net Interest Income After Provision for Loan Losses               9,143           7,961             17,716          14,905
                                                           ------------    ------------       ------------    ------------
Non-Interest Income
  Gain on Sale of Loans (1)                                         264             448                671             786
  Service Fees and Charges                                        1,384           1,266              2,599           2,483
  Commission and Other                                               70              52                112             154
                                                           ------------    ------------       ------------    ------------
Total Non-Interest Income                                         1,718           1,766              3,382           3,423
                                                           ------------    ------------       ------------    ------------
Non-Interest Expense
  Compensation and Related Expenses                               3,737           3,729              7,891           7,368
  Occupancy                                                         718             763              1,450           1,469
  Other                                                           1,906           1,944              4,352           3,549
                                                           ------------    ------------       ------------    ------------
Total Non-Interest Expense                                        6,361           6,436             13,693          12,386
                                                           ------------    ------------       ------------    ------------

Income Tax Expense                                                1,536           1,041              2,440           1,840
                                                           ------------    ------------       ------------    ------------
Net Income                                                 $      2,964    $      2,250       $      4,965    $      4,102
                                                           ============    ============       ============    ============

Basic Earnings per Share (2) (6)                           $       0.50    $       0.38       $       0.84    $       0.70
Diluted Earnings per Share (2) (6)                         $       0.48    $       0.37       $       0.81    $       0.68
Weighted Average Shares Outstanding- Basic (2) (6)            5,943,579       5,867,066          5,939,604       5,862,414
Weighted Average Shares Outstanding- Diluted (2) (6)          6,126,446       5,999,644          6,113,303       5,990,800
Actual Shares Issued (6)                                      6,062,186       6,007,294          6,062,186       6,007,294

FINANCIAL STATISTICS
(ratios annualized)
                                                               At September 30, 2006              At September 30, 2005
                                                           ----------------------------       ----------------------------
Total Assets                                                       $    884,167                       $    812,983
Cash and Cash Equivalents                                          $     26,965                       $     24,140
Loans Receivable, net                                              $    671,157                       $    595,743
Loans Held for Sale                                                $      4,337                       $      6,776
Mortgage-Backed Securities                                         $     50,155                       $     56,152
Investment Securities                                              $     47,869                       $     48,057
Equity Securities, at cost                                         $     12,789                       $     12,789
Deposits                                                           $    633,418                       $    561,403
FHLB Advances & Other Borrowings                                   $    151,202                       $    160,554
Stockholders' Equity                                               $     82,764                       $     75,712
Tangible Book Value per Share (2) (6)                              $      10.82                       $       9.62
Tangible Equity / Total Tangible Assets                                    7.43%                              7.12%
Number of full-time equivalent Employees (3)                                247                                269

                                                                Three Months Ended                  Six Months Ended
                                                                   September 30,                      September 30,
                                                               2006            2005               2006            2005
                                                           ----------------------------       ----------------------------
Return on Average Assets                                           1.35%           1.07%              1.14%           0.99%
Pro Forma Return on Average Assets (7)                             1.41%           1.07%              1.26%           0.99%
Return on Average Tangible Equity                                 18.64%          16.06%             15.83%          14.89%
Pro Forma Return on Average Tangible Equity (7)                   19.55%          16.06%             17.57%          14.89%
Return on Average Equity                                          14.43%          11.94%             12.20%          11.01%
Pro Forma Return on Average Equity (7)                            15.14%          11.94%             13.55%          11.01%
Average Equity / Average Assets                                    9.34%           8.98%              9.33%           8.96%
Efficiency Ratio (4)                                              55.43%          61.73%             60.81%          60.95%
Pro Forma Efficiency Ratio (7)                                    53.35%          61.73%             56.82%          60.95%
Non-Interest Expenses / Average Assets                             2.89%           3.07%              3.14%           2.98%
Pro Forma Non-Interest Expenses / Average Assets (7)               2.78%           3.07%              2.93%           2.98%
Net Interest Margin (5)                                            4.78%           4.58%              4.75%           4.53%

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

LOANS                                                          At September 30, 2006              At September 30, 2005
                                                           ----------------------------       ----------------------------
LOAN PORTFOLIO ANALYSIS:                                       Amount         Percent             Amount         Percent
                                                           ------------    ------------       ------------    ------------
Real Estate Loans:
  Residential                                              $    129,775           19.04%      $    116,292           19.18%
  Construction                                                  113,859           16.71             92,486           15.26
  Agricultural                                                   19,193            2.82             20,824            3.43
  Commercial                                                    208,064           30.53            178,144           29.39
                                                           ------------    ------------       ------------    ------------
     Total Real Estate Loans                                    470,891           69.10            407,746           67.26
                                                           ------------    ------------       ------------    ------------

Other Loans:
  Home Equity                                                    42,996            6.31             40,901            6.75
  Agricultural Operating                                         24,806            3.64             27,384            4.52
  Commercial                                                    104,972           15.40             88,258           14.56
  Other Consumer                                                 37,809            5.55             41,928            6.91
                                                           ------------    ------------       ------------    ------------
     Total Other Loans                                          210,583           30.90            198,471           32.74
                                                           ------------    ------------       ------------    ------------

Total Loans Receivable                                     $    681,474          100.00%      $    606,217          100.00%
                                                           ============    ============       ============    ============

ALLOWANCE FOR LOAN LOSSES                                        Six Months Ended                   Six Months Ended
                                                                September 30, 2006                 September 30, 2005
                                                           ----------------------------       ----------------------------
Balance at Beginning of Period                                     $      8,138                       $      7,254
Provision for Loan Losses                                                   537                              1,140
Net Charge-Offs                                                            (114)                              (208)
                                                                   ------------                       ------------
Balance at End of Period                                           $      8,561                       $      8,186
                                                                   ============                       ============
Loan Loss Allowance / Net Loans                                            1.28%                              1.37%
Loan Loss Allowance / Non-Performing Loans                              1317.08%                            713.69%

NON-PERFORMING ASSETS
                                                              At September 30, 2006             At September 30, 2005
                                                           ----------------------------       ----------------------------
Accruing Loans - 90 Days Past Due                                  $        193                       $          0
Non-Accrual Loans                                                           457                              1,147
                                                                   ------------                       ------------
Total Non-Performing Loans                                                  650                              1,147
Restructured Loans on Accrual                                               888                                970
Real Estate Owned (REO)                                                       0                                  0
Repossessed Assets                                                           76                                  7
                                                                   ------------                       ------------
Total Non-Performing Assets                                        $      1,614                       $      2,124
                                                                   ============                       ============
Total Non-Performing Assets / Total Assets                                 0.18%                              0.26%
Loan Loss Allowance as a Percentage of Non-Performing Assets             530.42%                            385.40%

AVERAGE BALANCES                                                 Six Months Ended                   Six Months Ended
                                                                September 30, 2006                 September 30, 2005
                                                           ----------------------------       ----------------------------
Total Average Interest Earning Assets                              $    806,334                       $    746,643
Total Average Assets                                                    872,114                            831,934
Average Deposits and Other Borrowed Funds                               783,930                            749,263
Average Total Tangible Equity                                            62,719                             55,107

(1) Gain on sale of loans includes recovery (impairment) of mortgage servicing rights of $0 and $(44) for the three months ended September 30, 2006 and 2005, respectively. Gain on sale of loans includes recovery (impairment) of mortgage servicing rights of $55 and $(25) for the six months ended September 30, 2006 and 2005, repectively.
(2) Calculation excludes unallocated shares in the employee stock ownership plan (ESOP) September 30, 2006 -- 116,518 shares and September 30, 2005 -- 133,230 shares.
(3)  Number of full-time equivalent employees is the quarterly average.
(4) Calculation is non-interest expense divided by tax equivalent non-interest income and tax equivalent net interest income.
(5) Calculation is tax equivalent net interest income divided by average daily balance of total interest-earning assets.
(6) The outstanding shares, weighted average shares outstanding, and earnings per share have been adjusted to reflect the two-for-one stock split in the form of a 100% per share stock dividend announced on January 4, 2006.
(7)  Non-GAAP Financial Measures:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. FirstBank believes that providing non-GAAP financial measures provides investors with information useful in understanding our financial performance. FirstBank provides measures based on "Pro forma net income", which exclude merger related expenses. Pro forma net income per basic and diluted share is calculated by dividing pro forma net income by the same basic and diluted share total used in determining basic and diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the following financial table or where the non-GAAP measure is presented.

                                                                Three Months Ended                  Six Months Ended
                                                                   September 30,                      September 30,
                                                               2006            2005               2006            2005
                                                           ----------------------------       ----------------------------
Net income                                                 $      2,964    $      2,250       $      4,965    $      4,102
Add back:  Merger related expenses, net of tax                      145               0                546               0
                                                           ------------    ------------       ------------    ------------
Pro forma net income                                              3,109           2,250              5,511           4,102
                                                           ------------    ------------       ------------    ------------

Earnings per share - basic:
  Net income                                               $       0.50    $       0.38       $       0.84    $       0.70
  Pro forma net income                                     $       0.52    $       0.38       $       0.93    $       0.70
Earnings per share - diluted:
  Net income                                               $       0.48    $       0.37       $       0.81    $       0.68
  Pro forma net income                                     $       0.51    $       0.37       $       0.90    $       0.68



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